Exhibit 4.1

SUPPLEMENTAL INDENTURE

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of October 17, 2018, among, inter alios, Altice US Finance I Corporation, a Delaware corporation (the “Issuer”), the Guarantors (as defined in the Indenture referred to herein) and Deutsche Bank Trust Company Americas, as Trustee.

WITNESSETH

WHEREAS, the Issuer has heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of June 12, 2015 providing for the issuance of 5.375% Senior Secured Notes due 2023 (the “Notes”);

WHEREAS, Section 9.02 of the Indenture provides that the Issuer and the Trustee may, with the consent of the Holders of not less than a majority in aggregate principal amount of the Notes then outstanding (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), modify, amend or supplement the Indenture, subject to certain limitations set forth in the Indenture;

WHEREAS, the Issuer has offered to exchange (the “Exchange Offer”) its new 5.375% Senior Secured Notes due 2023 for any and all of the outstanding Notes from the Holders of the Notes and, in conjunction with the Exchange Offer, solicited written consents of the Holders of the Notes pursuant to the offer to exchange and consent solicitation statement dated October 2, 2018 (the “Offer to Exchange and Consent Solicitation Statement”) to the amendments to the Indenture contained herein upon the terms and subject to the conditions set forth therein;

WHEREAS, the Issuer has received and delivered to the Trustee evidence of the Required Consents (as defined in the Offer to Exchange and Consent Solicitation Statement) to effect the amendments contained herein and to the execution and delivery of this Supplemental Indenture;

WHEREAS, the Issuer and the Guarantors have duly authorized the execution and delivery of this Supplemental Indenture and have done all things necessary to make this Supplemental Indenture a valid and binding agreement of the Issuer and each Guarantor, enforceable in accordance with its terms;

WHEREAS, the Issuer has requested that the Trustee execute and deliver this Supplemental Indenture and the Issuer has delivered, or caused to be delivered, to the Trustee an Officer’s Certificate and Opinion of Counsel in connection herewith;

WHEREAS, following the execution of this Supplemental Indenture, the terms hereof will become operative (the “Operative Date”) immediately prior to the occurrence of the Combination (as defined in the Offer to Exchange and Consent Solicitation Statement), if it occurs, on the Combination Date (as defined in the Offer to Exchange and Consent Solicitation Statement);

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Issuer, the Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

ARTICLE I

AMENDMENTS TO THE INDENTURE

Section 1.1                                    AMENDMENTS TO CERTAIN COVENANTS OF THE INDENTURE. Subject to Section 3.2 hereof, the following Sections of the Indenture are hereby amended to read as follows and any and all references to such sections and provisions of the Indenture which are amended, modified, replaced or deleted and any and all obligations thereunder are hereby deleted throughout the Indenture, and such sections and references shall be of no further force or effect:

(a)         Section 4.03 (Change of Control) of the Indenture is hereby amended and restated in its entirety as follows:

“SECTION 4.03 [INTENTIONALLY OMITTED]”;

Further, for the avoidance of doubt, Section 3.11 (Change of Control Redemption) of the Indenture is hereby amended and restated in its entirety as follows:

“Section 3.11 [INTENTIONALLY OMITTED]”;

(b)         Section 4.04 (Limitation on Indebtedness) of the Indenture is hereby amended and restated in its entirety as follows:

“SECTION 4.04 [INTENTIONALLY OMITTED]”;

(c)          Section 4.05 (Limitation on Restricted Payments) of the Indenture is hereby amended and restated in its entirety as follows:

“SECTION 4.05 [INTENTIONALLY OMITTED]”;

(d)         Section 4.06 (Limitation on Liens) of the Indenture is hereby amended and restated in its entirety as follows:

“SECTION 4.06 [INTENTIONALLY OMITTED]”;

(e)          Section 4.07 (Limitation on Restrictions on Distributions from Restricted Subsidiaries) of the Indenture is hereby amended and restated in its entirety as follows:

“SECTION 4.07 [INTENTIONALLY OMITTED]”;

(f)           Section 4.08 (Limitation on Sales of Assets and Subsidiary Stock) of the Indenture is hereby replaced in its entirety by the following:

“Notwithstanding anything to the contrary in this Indenture or any Notes Documents, this Indenture expressly permits, and will not restrict or in any manner limit, the ability of the Company or the Restricted Subsidiaries or any of their successors to effect the Exchange Transactions.”;

(g)          Section 4.09 (Limitation on Affiliate Transactions) of the Indenture is hereby amended and restated in its entirety as follows:

“SECTION 4.09 [INTENTIONALLY OMITTED]”;

(h)         Section 4.10 (Reports) of the Indenture is hereby amended and restated in its entirety as follows:

“SECTION 4.10 [INTENTIONALLY OMITTED]”;

(i)             Section 4.11 (Suspension on Covenants on Achievement of Investment Grade Status) of the Indenture is hereby amended and restated in its entirety as follows:

“SECTION 4.11 [INTENTIONALLY OMITTED]”;

(j)            Section 4.12 (Impairment of Security Interests) of the Indenture is hereby amended and restated in its entirety as follows:

“SECTION 4.12 [INTENTIONALLY OMITTED]”;

(k)         Section 4.13 (Additional Intercreditor Agreements) of the Indenture is hereby amended and restated in its entirety as follows:

“SECTION 4.13 [INTENTIONALLY OMITTED]”;

(l)             Section 4.14 (Compliance Certificate) of the Indenture is hereby amended and restated in its entirety as follows:

“SECTION 4.14 [INTENTIONALLY OMITTED]”;

(m)     Section 4.19 (Payments for Consent) of the Indenture is hereby amended and restated in its entirety as follows:

“SECTION 4.19 [INTENTIONALLY OMITTED]”;

(n)         Section 4.20 (Lines of Business) of the Indenture is hereby amended and restated in its entirety as follows:

“SECTION 4.20 [INTENTIONALLY OMITTED]”;

(o)         Section 4.21 (Additional Guarantors) of the Indenture is hereby amended and restated in its entirety as follows:

“SECTION 4.21 [INTENTIONALLY OMITTED]”;

(p)         Section 5.03 (Merger and Consolidation of the Company and the Issuer) of the Indenture is hereby amended and restated in its entirety to read as follows:

“SECTION 5.03 [INTENTIONALLY OMITTED]”; and

(q)         Section 5.04 (Merger and Consolidation of the Subsidiary Guarantors) of the Indenture is hereby amended and restated in its entirety as follows:

“SECTION 5.04 [INTENTIONALLY OMITTED]”.

Section 1.2                                    AMENDMENTS TO CERTAIN EVENTS OF DEFAULT OF THE INDENTURE.

(a)                                 Subject to Section 3.2 hereof, Section 6.01 (Events of Default) of the Indenture is hereby amended and restated in its entirety to read as follows and any and all references to such sections and provisions of the Indenture which are amended, modified, replaced or deleted and any and all obligations thereunder are hereby deleted throughout the Indenture, and such sections and references shall be of no further force or effect:

“SECTION 6.01 Events of Default.

(a)         Each of the following is an “Event of Default” under this Indenture:

(1)         default in any payment of interest on any Note issued under this Indenture when due and payable, continued for 30 days;

(2)         default in the payment of the principal amount of or premium, if any, on any Note issued under this Indenture when due at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration or otherwise;

(3)         [INTENTIONALLY OMITTED];

(4)         [INTENTIONALLY OMITTED];

(5)         [INTENTIONALLY OMITTED];

(6)         (i) the Company or a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary pursuant to or within the meaning of Bankruptcy Law:

(A)            commences proceedings to be adjudicated bankrupt or insolvent;

(B)            consents to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under applicable Bankruptcy Law;

(C)            consents to the appointment of a receiver, liquidator, assignee,

trustee, sequestrator or other similar official of it or for all or substantially all of its property;

(D)  makes a general assignment for the benefit of its creditors; or

(E)   generally is not paying its debts as they become due;

(7)              [INTENTIONALLY OMITTED];

(8)              [INTENTIONALLY OMITTED];

(9)              [INTENTIONALLY OMITTED];

(10)       failure by the Company or any Restricted Subsidiary to comply for 30 days with any of the provisions of Section 4.17 hereof;

(11)       failure by the Issuer to consummate the Special Mandatory Redemption as described under Section 3.10 hereof; and

(12)       failure by the Issuer to comply with Section 4.22 for more than 5 Business Days following the date on which the Escrowed Property are released from the Escrow Account.

The foregoing shall constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court of any order, rule or regulation of any administrative or governmental body.

(b) [INTENTIONALLY OMITTED].”

(b)                                 The following language in Section 6.02 (Acceleration) of the Indenture is hereby deleted:

“In the event of a declaration of acceleration of the Notes because an Event of Default under Section 6.01(a)(5) has occurred and is continuing, the declaration of acceleration of the Notes shall be automatically annulled if the event of default or payment default triggering such Event of Default pursuant to Section 6.01(a)(5) shall be remedied or cured, or waived by the holders of the relevant Indebtedness, or the relevant Indebtedness that gave rise to such Event of Default shall have been discharged in full, within 30 days after the declaration of acceleration with respect thereto and if (i) the annulment of the acceleration of the Notes would not conflict with any judgment or decree of a court of competent jurisdiction and (ii) all existing Events of Default, except non-payment of principal, premium or interest on the Notes that became due solely because of the acceleration of the Notes, have been cured or waived.”

Section 1.3                                    AMENDMENTS TO CERTAIN DEFINITIONS. Subject to Section 3.2 hereof, Section 1.01 of the Indenture is hereby amended by:

(a)         deleting, in their entirety, those terms, and the respective meanings assigned thereto, that are referred to solely in the provisions of the sections and subsections of the Indenture deleted by this Supplemental Indenture by deleting the text of each such section or subsection, as the case may be, in its entirety. All cross-references in the Indenture to sections and clauses deleted by Article I of this Supplemental Indenture shall also be deleted in their entirety.

(b)         adding the following definition:

“Exchange Transactions” has the meaning assigned to the term “Transactions” under “Summary—The Transactions” in the offering memorandum, dated October 2, 2018, and any other related transactions or corporate actions necessary or desirable to implement the Exchange Transactions as determined in good faith by an Officer or the Board of Directors of the Issuer.”

ARTICLE II

AMENDMENTS TO THE NOTES

The Notes include certain of the foregoing provisions from the Indenture to be deleted or amended pursuant to Article I hereof. Upon the Operative Date, such provisions from the Notes shall be deemed deleted or amended as applicable. For the avoidance of doubt, paragraph 11 of the Notes (Repurchase of the Notes at the Option of Holders) is also hereby deleted.

ARTICLE III

MISCELLANEOUS PROVISIONS

Section 3.1                                    CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

Section 3.2                                    EFFECTIVENESS. The provisions of this Supplemental Indenture shall be effective upon the execution hereof by the Issuer, the Guarantors and the Trustee; provided that the amendments to the Indenture and the Notes set forth in Article I and II hereof shall not become operative until the Operative Date. Prior to the Operative Date, the Issuer or the Guarantors may terminate this Supplemental Indenture upon written notice to the Trustee.

Section 3.3                                    THIS SUPPLEMENTAL INDENTURE AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 3.4                                    COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Supplemental Indenture.

Section 3.5                                    FURTHER ASSURANCES. The parties hereto will execute and deliver such further instruments and do such further acts and things as may be reasonably required to carry out the intent and purpose of this Supplemental Indenture and the Indenture.

Section 3.6                                    INSTRUMENTS TO BE READ TOGETHER. This Supplemental Indenture is executed as and shall constitute an indenture supplemental to the Indenture, and the Indenture and this Supplemental Indenture shall henceforth be read together. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes shall be bound hereby and thereby.

Section 3.7                                    CONFIRMATION. The Indenture as amended and supplemented by this Supplemental Indenture is in all respects confirmed and preserved.

Section 3.8                                    EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

Section 3.9                                    SEVERABILITY. In case any one or more of the provisions in this Supplemental Indenture shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

Section 3.10                             THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Issuer and the Guarantors.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

ALTICE US FINANCE I CORPORATION

By:	/s/ Charles Stewart
Name: Charles Stewart
Title: Director, Co-President & CFO

(Signature page to Supplemental Indenture)

AR H, LTD.; CABLE SYSTEMS, INC.; CEBRIDGE ACQUISITION, LLC; CEBRIDGE CONNECTIONS, INC.; CEBRIDGE CONNECTIONS FINANCE CORP.; CEBRIDGE CORPORATION; CEBRIDGE GENERAL, LLC; CEBRIDGE LIMITED, LLC; CEBRIDGE TELECOM CA, LLC; CEBRIDGE TELECOM GENERAL, LLC; CEBRIDGE TELECOM ID, LLC; CEBRIDGE TELECOM IN, LLC; CEBRIDGE TELECOM KS, LLC; CEBRIDGE TELECOM KY, LLC; CEBRIDGE TELECOM LA, LLC; CEBRIDGE TELECOM LIMITED, LLC; CEBRIDGE TELECOM MO, LLC; CEBRIDGE TELECOM MS, LLC; CEBRIDGE TELECOM NC, LLC; CEBRIDGE TELECOM NM, LLC; CEBRIDGE TELECOM OH, LLC; CEBRIDGE TELECOM OK, LLC; CEBRIDGE TELECOM TX, LP; CEBRIDGE TELECOM VA, LLC; CEBRIDGE TELECOM WV, LLC; CEQUEL III COMMUNICATIONS I, LLC; CEQUEL III COMMUNICATIONS II, LLC; CEQUEL COMMUNICATIONS, LLC; CEQUEL COMMUNICATIONS II, LLC; CEQUEL COMMUNICATIONS III, LLC; CEQUEL COMMUNICATIONS ACCESS SERVICES, LLC; CEQUEL COMMUNICATIONS HOLDINGS II, LLC; CLASSIC CABLE, INC.; CLASSIC CABLE OF LOUISIANA, L.L.C.; CLASSIC CABLE OF OKLAHOMA, INC.; CLASSIC COMMUNICATIONS, INC.; FRIENDSHIP CABLE OF ARKANSAS, INC.; FRIENDSHIP CABLE OF TEXAS, INC.; HORNELL TELEVISION SERVICES INC.; KINGWOOD HOLDINGS LLC; MERCURY VOICE AND DATA, LLC; NPG CABLE, LLC NPG DIGITAL PHONE, LLC; ORBIS1, L.L.C.; TCA COMMUNICATIONS, L.L.C.; UNIVERSAL CABLE HOLDINGS, INC.; WK COMMUNICATIONS, INC.; EXCELL COMMUNICATIONS, INC.; KINGWOOD SECURITY SERVICES, LLC; CEBRIDGE ACQUISITION, L.P., each as a Guarantor

By:	/s/ Charles Stewart
	Name:	Charles Stewart
	Title:	Director, Co-President & CFO

(Signature page to Supplemental Indenture)

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee

By: Deutsche Bank National Trust Company

By:	/s/ Annie Jaghatspanyan
	Name:	Annie Jaghatspanyan
	Title:	Vice President

By:	/s/ Irina Golovashchuk
	Name:	Irina Golovashchuk
	Title:	Vice President

(Signature page to Supplemental Indenture)